Exhibit 10.24

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

AMENDMENT NO. 5

TO

CONTRACT NUMBER GINC-C-08-0390

BETWEEN

GLOBALSTAR, INC.

AND

GLOBALSTAR CANADA SATELLITE CO., INC.

AND

HUGHES NETWORK SYSTEMS, LLC

FOR

RADIO ACCESS NETWORK (RAN)
AND USER TERMINAL SUBSYSTEM

This Amendment No. 5 (“Amendment”) is entered into effective as of April 5, 2011 (“Effective Date”), by and between Hughes Network Systems, LLC, a limited liability company organized under the laws of Delaware (hereinafter referred to as the “Contractor”) with its principal place of business at 11717 Exploration Lane Germantown, Maryland 20876 USA; Globalstar Canada Satellite Co., a company incorporated under the laws of Canada with its principal place of business at 115 Matheson Boulevard West, Suite 100, Mississauga, Ontario, L5R 3L1, Canada (hereinafter referred to as “Globalstar” or “Customer”); and Globalstar, Inc., a company incorporated under the laws of Delaware with its principal place of business at 300 Holiday Square Blvd., Covington, Louisiana 70433 (hereinafter referred to as “Globalstar Parent” or “Guarantor”). As used herein, Contractor and Globalstar may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Contractor and Globalstar Parent entered into Contract No. GINC-C-08-0390 for the delivery of the Radio Access Network (“RAN”) and the User Terminal Subsystem (“UTS”) (“Contract”) effective May 1, 2008;

WHEREAS, Contractor and Globalstar Parent entered into a Letter Agreement, dated September 22, 2008, for the deferral of payment of certain Payment Milestones (“Deferred Payments”) under the Contract, subject to interest;

WHEREAS, Contractor and Globalstar Parent entered into Amendment No. 1, dated June 16, 2009, to the Contract for the payment of the Deferred Payments with interest, the PDR Payment Milestone and advance payments;

WHEREAS, Contractor and Globalstar Parent entered into Amendment No. 2, dated August 28, 2009, to the Contract to extend the schedule of the RAN and UTS program by fifteen (15) months and to revise certain payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, Contractor and Globalstar Parent entered into Amendment No. 3, dated September 21, 2009, to the Contract to supersede Exhibit A, Statement of Work (Revision A) with Exhibit A, Statement of Work (Revision B) dated September 18, 2009 that revised the program management schedule;

WHEREAS, Contractor and Globalstar Parent entered into Amendment No. 4, dated March 24, 2010, to the Contract to implement certain Contract Change Notices;

WHEREAS, Contractor and Globalstar Parent entered into a Letter Agreement (the “Current Deferral Letter”), dated March 21, 2011, for the deferral of payment of certain amounts due under the Contract until July 31, 2011 or until certain financing is made available, subject to interest (for purposes of this Amendment, the Current Deferral Letter shall be considered an amendment to the Contract);

WHEREAS, the parties hereto wish to substitute Globalstar for Globalstar Parent under the Contract, as amended to date, and except as otherwise expressly and specifically set forth in this amendment, for all of Globalstar Parent’s rights and obligations under the Contract as so amended to be assigned to and assumed by Globalstar.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Parties agree to amend the Contract as follows:

1.	From and after the date hereof, Globalstar shall be the Customer under the Contract, as amended to date, and all rights and obligations of Globalstar Parent under prior versions of the Contract or amendments thereto, including without limitation rights and obligations with respect to actions previously taken under the Contract or periods expiring prior to the date of this Amendment, shall hereafter be rights and obligations of Globalstar. Globalstar Parent hereby assigns and Globalstar hereby assumes all rights and obligations of Globalstar Parent existing under the Contract at the time of such assignment.

2.	All amounts paid or payable to Contractor hereunder, whether previously or currently due or due hereafter and whether such amounts arose with respect to actions or periods occurring before, on or after the date of this Amendment, including without limitation amounts presently due and owing, even if they first became due and owing when Globalstar Parent was the Customer hereunder, shall be paid or payable by (or in the case of paid invoices, shall be deemed to have been paid by) Globalstar, and by signing this Amendment Contractor specifically approves of such payments being made by Globalstar rather than Globalstar Parent. Contractor agrees, upon the reasonable request of Globalstar, to reissue to Globalstar all invoices previously submitted to Globalstar Parent, dated as of the date of reissuance, and marked as paid to the extent such invoices have previously been paid by Globalstar Parent. Invoices not previously paid by Globalstar Parent shall continue to be due and payable (or if previously due and payable shall continue to be subject to late payment charges retroactive to the date the comparable invoices were due and payable by Globalstar Parent) without regard to the reissuance of such invoices in the name of Globalstar, and none of the time periods associated with such invoices shall be reset or revised on account of the assignment of the Contract reflected by this Amendment or reissuance of such invoices.

3.	Globalstar Parent as “Guarantor” hereby guarantees to Contractor the payment of all liabilities and the performance of all obligations that Globalstar has assumed or is liable for under this Contract. The guarantee set forth in this Section 3 shall inure to the benefit of Contractor and its successors and assigns and shall be binding upon the Guarantor and its successors and assigns. To further evidence such guarantee, concurrently with the parties entering into this Amendment, Globalstar Parent is providing a Guarantee in the form attached hereto as Exhibit 1 (the “Globalstar Parent Guarantee”). The provisions of this Section 3 are being entered into, and the Globalstar Parent Guarantee is being delivered, in satisfaction of Globalstar Parent’s obligation to demonstrate to Contractor’s satisfaction that Globalstar Parent’s successor or assignee under the Contract possesses the financial resources to fulfill Globalstar Parent’s obligations under this Contract.

4.	For the avoidance of doubt, this Amendment does not relieve Globalstar Parent of liability under the Contract or the Current Deferral Letter with regard to Globalstar Parent stock (including the issuance, registration and sale thereof) as provided therein but also with regard to obtaining the financing described therein and application of the proceeds of such financing to repay currently outstanding amounts under the Contract.

5.	Globalstar Parent and Globalstar represent and warrant to and agree with Contractor that:

a.	(1) as of the date hereof Globalstar Parent is the direct or indirect holder of one hundred percent (100%) of the issued and outstanding stock of Globalstar; (2) Globalstar is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized; (3) Globalstar has full power and authority to execute, deliver and perform its obligations under the Contract as assigned by this Amendment and agrees to the provisions of the Contract as assigned by this Amendment applicable to Globalstar; (4) the individual executing this Amendment on behalf of Globalstar has the authority to do so; (5) the agreements of Globalstar contained in the Contract as assigned by this Amendment, and the assignment and assumption contained in this Amendment, constitute legal, valid and binding obligations enforceable in accordance with their terms and (6) the representations and warranties of Guarantor set forth in the Globalstar Parent Guarantee are true and correct in all respects.

b.	The agreements of Globalstar contained in the Contract as assigned by this Amendment do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default (or an event that with notice or lapse of time or both would become a default) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Globalstar pursuant to any material contract, indenture, mortgage, note, lease or other instrument to which it is party, nor will such action result in any violation of the provisions of the charter documents of Globalstar or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, stock exchange or court, domestic or foreign, having jurisdiction over Globalstar or any of its assets or properties.

c.	(i) Globalstar has entered into the Contract as assigned by this Amendment in good faith and without the intent to hinder, delay, or defraud any of its creditors.

6.	[*]

7.	All notices and other communications to Globalstar called for under the Contract shall be addressed at the address set forth in the preamble, or at such other address as Globalstar may designate in writing to the other Party.

8.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any conflict of laws principles thereof to the contrary).

9.	This Amendment may be signed in counterparts and each original counterpart shall be deemed binding on each Party collectively and individually.

10.	Except as amended herein, all terms and conditions of the Contract shall remain in full force and effect.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have signed this Amendment in duplicate.

GLOBALSTAR CANADA SATELLITE CO.	HUGHES NETWORK SYSTEMS, LLC

BY: /s/ Stephen Drew	BY: /s/ Sean Fleming
Name: Stephen Drew	Name: Sean Fleming
Title: Corporate Controller	Title: Senior Counsel

Date: April 5, 2011	Date: April 5, 2011

GLOBALSTAR, INC.

BY:/s/ Dirk Wild
Name: Dirk Wild
Title: Chief Financial Officer

Date: April 5, 2011

Exhibit 1

GUARANTEE

This Guarantee is entered into effective as of April 5, 2011 (“Effective Date”) by Globalstar, Inc., a company incorporated under the laws of Delaware with its principal place of business at 300 Holiday Square Blvd., Covington, Louisiana 70433 (hereinafter referred to as “Globalstar Parent” or “Guarantor”), in favor of Hughes Network Systems, LLC, a limited liability company organized under the laws of Delaware (hereinafter referred to as the “Contractor”) with its principal place of business at 11717 Exploration Lane Germantown, Maryland 20876 USA;.

WHEREAS, Globalstar Parent and Contractor have been parties to Contract No. GINC-C-08-0390 for the delivery of the Radio Access Network (“RAN”) and the User Terminal Subsystem (“UTS”) since May 1, 2008 (such agreement, as amended to date and as it may be further amended, supplemented or otherwise modified from time to time, the “Contract”);

WHEREAS, as an inducement for Contractor to enter into Amendment No. 5 to the Contract, under which Globalstar Parent is assigning to Globalstar Canada Satellite Co., a company incorporated under the laws of Canada with its principal place of business at 115 Matheson Boulevard West, Suite 100, Mississauga, Ontario, L5R 3L1, Canada (hereinafter referred to as “Globalstar” or “Customer”), all rights and obligations of Globalstar Parent existing under the Contract at the time of such assignment, Guarantor wishes to guarantee the full and punctual performance of Globalstar’s obligations under the Contract as provided herein, and the Guarantor, as the owner, directly or indirectly, of all of the outstanding shares of capital stock of Globalstar, will derive substantial benefit from the transactions contemplated under the Contract.

NOW, THEREFORE, Guarantor agrees with Contractor as follows:

1. Guarantee. Guarantor hereby irrevocably and unconditionally guarantees to Contractor the full and punctual performance by Globalstar of all present and future obligations of Globalstar to or for the benefit of Contractor under the Contract, (the “Contract Obligations”) provided, however, that Guarantor shall have available to it all defenses that would have been available to Globalstar, other than those related to a bankruptcy or insolvency of Globalstar. For the avoidance of doubt, if on account of any bankruptcy or other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, that may be or become applicable, Globalstar will be or is relieved of or fails to perform any of the Contract Obligations, Guarantor will nevertheless be and remain fully liable to pay or perform the Contract Obligations pursuant to this Guarantee.

2. Successors and Assigns. This Guarantee shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Contractor and its successors, transferees and assigns. The Guarantor may not assign or transfer any of its obligations hereunder.

3. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Contractor and Guarantor. No failure on the part of Contractor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

4. Representations and Warranties. The Guarantor hereby represents and warrants to Contractor that: (i) as of the date of this Guarantee, Guarantor is the indirect holder of one hundred percent (100%) of the issued and outstanding stock of Globalstar, (ii) Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized; (iii) Guarantor has full power and authority to execute, deliver and perform its obligations under this Guarantee, (iv) the individual executing this Guarantee on behalf of Guarantor has the authority to do so; (v) this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, and (vi) the execution, delivery and performance of this Guarantee by Guarantor will not violate or constitute a breach of or default under any material agreement, instrument, document or judicial or governmental order to which Guarantor is a party or by which Guarantor’s property may be bound or affected.

5. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic, telecopied or telexed notice, when transmitted, answer back received, addressed at the address set forth in the preamble, or at such other address as either party may designate in writing to the other.

6. Governing Law; Jurisdiction. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any conflict of laws principles thereof to the contrary). Guarantor hereby irrevocably submits to the jurisdiction of any United States federal or New York State Court sitting in the Borough of Manhattan in any action or proceeding arising out of or relating to this Guarantee and agrees that all claims in respect of such action or proceeding may be heard and determined only in such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

7. Miscellaneous. This Guarantee constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The invalidity or unenforceability of any one or more sections of this Guarantee shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have signed this Guarantee.

GLOBALSTAR INC.	HUGHES NETWORK SYSTEMS, LLC

BY: /s/ Dirk Wild	BY: /s/ Sean Fleming
Name: Dirk Wild	Name: Sean Fleming
Title: Chief Financial Officer	Title: Senior Counsel

Date: April 5, 2011	Date: April 5, 2011